Exhibit 99.1

PartnerRe Announces Retirement of Patrick Thiele
PEMBROKE, Bermuda, May 04, 2010 (BUSINESS WIRE) --Regulatory News:

PartnerRe Ltd. (NYSE, Euronext: PRE) today announced that Patrick Thiele, President and CEO of PartnerRe Ltd. has decided to retire, effective December 31, 2010. Mr. Thiele will also step down from the Company's Board of Directors at that time.

Patrick Thiele has held the position of President and CEO since December 1, 2000. PartnerRe's Board of Directors has anticipated Mr. Thiele's decision to retire and is executing its CEO succession plan. The Board expects to announce a successor following the Company's Board meeting that will take place on May 12, 2010.

Mr. John Rollwagen, Chairman of PartnerRe's Board, said, "Patrick is an outstanding leader for PartnerRe, and is responsible for transforming the Company into one of the world's leading global reinsurance companies, with total capital of more than $8 billion. PartnerRe's track record, position in the market and reputation as a well managed company all speak directly to Patrick's leadership. Most importantly, Patrick has fostered an organization and culture with the principles and values that will sustain PartnerRe's ability to thrive far into the future. The Board of Directors joins me in thanking Patrick for his contribution to PartnerRe's success, and looks forward to working with him for the remainder of the year."

Commenting on his decision to retire, Mr. Thiele said, "I have always believed that ten years is an appropriate amount of time to serve as a CEO, and given the position PartnerRe is in today, this is the right time for the Company too. By the end of 2010, I will have had the privilege of working with some of the most talented professionals in the reinsurance business for ten years, and I am proud of what we have created together - a Company that has the strength and depth to take on whatever the market may send its way. I look forward to working with my successor on a smooth transition in leadership, and then to a 'lower-risk' life with my family."

PartnerRe is a leading global reinsurer, providing multi-line reinsurance to insurance companies. The Company through its wholly owned subsidiaries also offers alternative risk products that include weather and credit protection to financial, industrial and service companies. Risks reinsured include property, casualty, motor, agriculture, aviation/space, catastrophe, credit/surety, engineering, energy, marine, specialty property, specialty casualty, other lines, life/annuity and health, and alternative risk products. For the year ended December 31, 2009, total revenues were $5.4 billion, and at December 31, 2009 total assets were $23.7 billion, total capital was $8.0 billion and total shareholders' equity was $7.6 billion.

PartnerRe on the Internet: www.partnerre.com

Forward-looking statements contained in this press release are based on the Company's assumptions and expectations concerning future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements. PartnerRe's forward-looking statements could be affected by numerous foreseeable and unforeseeable events and developments such as exposure to catastrophe, or other large property and casualty losses, credit, interest, currency and other risks associated with the Company's investment portfolio, adequacy of reserves, levels and pricing of new and renewal business achieved, changes in accounting policies, risks associated with implementing business strategies, and other factors identified in the Company's filings with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information contained herein, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made. The Company disclaims any obligation to publicly update or revise any forward-looking information or statements.

SOURCE: PartnerRe Ltd.

PartnerRe Ltd.441-292-0888
Investor: Robin Sidders
Media: Celia Powellor
Sard Verbinnen & Co
212-687-8080
Drew Brown/Briana Kelly